UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 26, 2022
Date of Report (date of earliest event reported)

CALADRIUS BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33650	22-2343568
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 Allen Road, Second Floor, Basking Ridge, NJ 07920
(Address of Principal Executive Offices)(ZipCode)
(908) 842-0100
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLBS	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01    Entry into a Material Definitive Agreement.
Agreement and Plan of Merger
On April 26, 2022, Caladrius Biosciences, Inc. ( “Caladrius”), CS Cedar Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Caladrius (“Merger Sub”), and Cend Therapeutics, Inc., a Delaware corporation (“Cend”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into Cend, with Cend continuing as a wholly owned subsidiary of Caladrius and the surviving corporation of the merger (the “Merger”). The Merger is intended to qualify for federal income tax purposes as a tax-free reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended.
Subject to the terms and conditions of the Merger Agreement, at the closing of the Merger, (a) each outstanding share of Cend common stock and Cend preferred stock will be converted into the right to receive a number of shares of Caladrius common stock (“Caladrius Common Stock”) equal to the exchange ratio described below; and (b) each outstanding Cend stock option that has not previously been exercised prior to the closing of the Merger will be assumed by Caladrius.
Under the exchange ratio formula in the Merger Agreement, as of immediately after the Merger, the former Cend stockholders are expected to own approximately 50% of the outstanding shares of Caladrius Common Stock and stockholders of Caladrius as of immediately prior to the Merger are expected to own approximately 50% of the outstanding shares of Caladrius Common Stock. The actual allocation will be subject to adjustment based on Caladrius’ net cash balance at the time of closing and the amount of any transaction expenses of Cend in excess of $250,000 at the time of closing.
Consummation of the Merger is subject to certain closing conditions, including, among other things, approval by the stockholders of Caladrius and Cend, and Caladrius’s satisfaction of a minimum net cash threshold at closing, expected to be approximately $64.9 million assuming a closing at the end of the third quarter of 2022, and as described further in the Merger Agreement. In accordance with the terms of the Merger Agreement, (i) certain executive officers, directors and stockholders of Cend (solely in their respective capacities as Cend stockholders) holding approximately 77.5% of the outstanding Cend capital stock have entered into support agreements with Caladrius to vote all of their shares of Cend capital stock in favor of adoption of the Merger Agreement (the “Cend Support Agreements”) and (ii) certain executive officers and directors of Caladrius (solely in their respective capacities as Caladrius stockholders) holding approximately 1.8% of the outstanding Caladrius common stock have entered into support agreements with Cend to vote all of their shares of Caladrius common stock in favor of approval of the Merger Agreement (the “Caladrius Support Agreements,” together with the Cend Support Agreements, the “Support Agreements”). The Support Agreements include covenants with respect to the voting of such shares in favor of approving the transactions contemplated by the Merger Agreement and against any competing acquisition proposals and place certain restrictions on the transfer of the shares of Caladrius and Cend held by the respective signatories thereto.
Concurrently with the execution of the Merger Agreement, certain officers and directors of Caladrius holding approximately 1.8% of the outstanding Caladrius common stock and certain officers, directors and stockholders of Cend holding approximately 77.5% of the Cend capital stock have entered into lock-up agreements (the “Lock-Up Agreements”) pursuant to which they accepted certain restrictions on transfers of shares of Caladrius Common Stock for the 120-day period following the closing of the Merger.
The Merger Agreement contains certain termination rights for both Caladrius and Cend, and further provides that, upon termination of the Merger Agreement under specified circumstances, Caladrius may be required to pay Cend a termination fee of $1.0 million, Cend may be required to pay Caladrius a termination fee of $4.0 million, or in some circumstances reimburse the other party’s expenses up to a maximum of $1.0 million.
At the effective time of the Merger, the Board of Directors of Caladrius is expected to consist of nine members, four of whom will be designated by Caladrius, four of whom will be designated by Cend and one member who will be mutually agreed between Caladrius and Cend.
The preceding summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the form of Cend Support Agreement, the form of Caladrius Support Agreement and the form of Lock-Up Agreement, which are filed as Exhibits 2.1, 2.2, 2.3 and 2.4, respectively, and which are incorporated herein by reference. The Merger Agreement has been attached as an exhibit to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about Cend or Caladrius or to modify or supplement any factual disclosures about Caladrius in its public reports filed with the Securities and Exchange Commission (the “SEC”). The Merger Agreement includes representations, warranties and covenants of Cend and Caladrius made solely for the purpose of the Merger Agreement and solely for the benefit of the parties thereto in connection with the negotiated terms of the Merger Agreement. Investors should not rely on the representations, warranties and covenants in the Merger Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of Cend, Caladrius or any of their respective affiliates. Moreover, certain of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to SEC filings or may have been used for purposes of allocating risk among the parties to the Merger Agreement, rather than establishing matters of fact.
Stock Purchase Agreement
Concurrently with the execution of the Merger Agreement and in order to provide Cend with capital for its development programs prior to the closing of the Merger, Caladrius and Cend entered into a Series D Preferred Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which Caladrius agreed to purchase from Cend 1,135,628 shares of Series D Preferred Stock, $0.00001 par value per share (the “Series D Preferred Stock”), of Cend at a purchase price per share equal to $8.8057 per share (the “Series D Original Issue Price”), or approximately $10,000,000 in the aggregate. The Purchase Agreement contains customary representations, warranties and agreements by Caladrius and Cend and customary conditions to closing. The Series D Preferred Stock ranks senior to Cend’s common stock and the other series of preferred stock with respect to rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of Cend. The Series D Preferred Stock has a liquidation preference equal to the Series D Original Issue Price plus an amount equal to any accrued and unpaid dividends to the date of payment and will participate with Cend’s common stockholders and other preferred stockholders thereafter on an as-converted basis. The Series D Preferred Stock shall vote with the common stock on an as-converted basis on any matters presented to the stockholders of Cend. Each share of Series D Preferred Stock is convertible, at the option of the holder thereof, into such number of shares of Cend common stock as is determined by dividing the Original Issue Price by the conversion price in effect at the time of conversion, which conversion price shall be the Original Issue Price as appropriately adjusted for stock splits, stock dividends, combinations, and subdivisions of Cend common stock, and as adjusted pursuant to a weighted-average antidilution adjustment. The Series D Preferred Stock will automatically convert into shares of Cend common stock upon the closing of a firm-commitment underwritten initial public offering implying a pre-equity offering value of at least $250 million, resulting in at least $50 million of gross proceeds to Cend.
The foregoing description of the Purchase Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Collaboration Agreement
Concurrently with the execution of the Merger Agreement, Caladrius and Cend entered into a Collaboration Agreement (the “Collaboration Agreement”), pursuant to which Caladrius and Cend agreed to collaborate on certain developmental and clinical activities prior to the closing of the Merger. Under the Collaboration Agreement, Caladrius and Cend will form a joint steering committee (the “Committee”) comprised of individuals from both entities. The Committee will meet regularly and be responsible for monitoring ongoing studies and making recommendations for development activity and trial planning. Cend has agreed to pay each member of the Committee from Caladrius an hourly consulting fee for such service.
The foregoing description of the Collaboration Agreement is not complete and is subject to, and qualified in its entirety by, the full text of the Collaboration Agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Forward-Looking Statements
This communication contains “forward-looking statements” that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this communication regarding strategy, future operations, future financial position, future revenue, projected expenses, prospects, plans and objectives of management are forward-looking statements. In addition, when or if used in this communication, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to Caladrius, Cend or the management of either company, before or after the aforementioned merger, may identify forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements relating to the timing and completion of the proposed merger; Caladrius’s continued listing on the Nasdaq Capital Market until closing of the proposed merger; the combined company’s listing on the Nasdaq Capital Market after closing of the proposed merger; expectations regarding the capitalization, resources and ownership structure of the combined company; the approach Cend is taking to discover and develop novel therapeutics; the adequacy of the combined company’s capital to support its future operations and its ability to successfully initiate and complete clinical trials; the difficulty in predicting the time and cost of development of Cend’s product candidates; the nature, strategy and focus of the combined company; the executive and board structure of the combined company; and expectations regarding voting by Caladrius’s and Cend’s stockholders. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risk that the conditions to the closing of the transaction are not satisfied, including the failure to timely or at all obtain stockholder approval for the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each of Caladrius and Cend to consummate the transaction; risks related to Caladrius’s ability to correctly estimate its operating expenses and its expenses associated with the transaction; the ability of Caladrius or Cend to protect their respective intellectual property rights; unexpected costs, charges or expenses resulting from the transaction; potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in Caladrius’s Annual Report on Form 10-K filed with the SEC on March 22, 2022. Caladrius can give no assurance that the conditions to the transaction will be satisfied. Except as required by applicable law, Caladrius undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.
No Offer or Solicitation
This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the United States Securities Act of 1933, as amended. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.
Important Additional Information Will be Filed with the SEC
In connection with the proposed transaction between Caladrius and Cend, Caladrius intends to file relevant materials with the SEC, including a registration statement that will contain a proxy statement and prospectus. CALADRIUS URGES INVESTORS AND STOCKHOLDERS TO READ THESE MATERIALS CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CALADRIUS, THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Caladrius with the SEC (when they become available) through the website maintained by the SEC at www.sec.gov. In addition, investors and stockholders will be able to obtain free copies of the proxy statement, prospectus and other documents filed by Caladrius with the SEC by contacting Investor Relations by mail at Attn: Investor Relations, Caladrius Biosciences, Inc., 110 Allen Road, 2nd floor, Basking Ridge, NJ 07920. Investors and stockholders are urged to read the proxy statement, prospectus and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction.
Participants in the Solicitation
Caladrius and Cend, and each of their respective directors and executive officers and certain of their other members of management and employees, may be deemed to be participants in the solicitation of proxies in connection with the proposed transaction. Information about Caladrius’s directors and executive officers is included in Caladrius’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on March 22, 2022 and amended on April 21, 2022. Additional information regarding these persons and their interests in the transaction will be included in the proxy statement relating to the transaction when it is filed with the SEC. These documents can be obtained free of charge from the sources indicated below.

Item 7.01    Regulation FD Disclosure.
Caladrius will host a conference call on April 27, 2022 at 8:30 a.m. Eastern Time to discuss the proposed Merger. A live audio webcast of the management presentation will be available under the Investors & News section of the Caladrius website (https://ir.caladrius.com/).
Item 8.01    Other Events.
Attached as Exhibit 99.1 is a copy of the joint press release issued by Caladrius and Cend on April 27, 2022 announcing the execution of the Merger Agreement.
Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number		Description

2.1	*	Agreement and Plan of Merger and Reorganization, dated April 26, 2022, among Caladrius Biosciences, Inc., CS Cedar Merger Sub, Inc., and Cend Therapeutics, Inc.

2.2		Form of Support Agreement, by and between Caladrius Biosciences, Inc., and certain securityholders of Cend Therapeutics Inc.

2.3		Form of Support Agreement, by and between Cend Therapeutics Inc., and certain securityholders of Caladrius Biosciences, Inc.

2.4		Form of Lock-Up Agreement, by and between Caladrius Biosciences, Inc. and certain securityholders of Caladrius Biosciences, Inc. and Cend Therapeutics Inc.

10.1		Series D Preferred Stock Purchase Agreement, dated April 26, 2022, among Caladrius Biosciences, Inc. and Cend Therapeutics Inc.

10.2		Collaboration Agreement, dated April 26, 2022, between Caladrius Biosciences, Inc. and Cend Therapeutics Inc.

99.1		Press Release, dated April 27, 2022

99.2		Caladrius Biosciences, Inc. Corporate Presentation, April 27, 2022

* Exhibits and/or schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish supplemental copies of any of the omitted exhibits and schedules upon request by the SEC; provided, however, that the registrant may request confidential treatment pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for any exhibits or schedules so furnished. A list identifying the contents of all omitted exhibits and schedules can be found on page iv of Exhibit 2.1.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALADRIUS BIOSCIENCES, INC.

By: /s/ David J. Mazzo
Name: David J. Mazzo, PhD
Title: President and Chief Executive Officer
Dated: April 27, 2022